Exhibit 99.1

Clarus Reports Third Quarter 2017 Results and Raises Full-Year Outlook

- Sales up 16% to $45.8 Million With Gross Margin up 210 Basis Points to 33.4% -

SALT LAKE CITY, Utah – November 6, 2017 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a diversified holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $45.8 million, up 16%.

•	Gross margin up 210 basis points to 33.4%; adjusted gross margin up 300 basis points to 34.3%.

•	Net loss was $1.6 million or $(0.05) per share, compared to a net loss of $0.4 million or $(0.01) per share.

•	Adjusted net income before non-cash items increased 72% to $2.9 million or $0.10 per share, compared to $1.7 million or $0.06 per share.

•	Adjusted EBITDA of $3.0 million, up 79%.

Third Quarter 2017 Financial Results

Sales in the third quarter of 2017 increased 16% to $45.8 million compared to $39.4 million in the same year-ago quarter. The increase was partially attributed to $3.5 million in sales generated by Sierra Bullets, L.L.C. (“Sierra”), which the Company acquired on August 21, 2017, and continued strong growth in the climb and ski categories. On a constant currency basis, total sales were up 14%. Excluding the Sierra acquisition, sales increased 7%.

Gross margin increased 210 basis points to 33.4% compared to 31.3% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products and channel distribution. Excluding a fair value inventory step-up associated with the Sierra acquisition, adjusted gross margin in the third quarter was 34.3%. Excluding the acquisition of Sierra, gross margin was 33.7%.

Selling, general and administrative expenses in the third quarter increased to $14.4 million compared to $11.5 million in the year-ago quarter. The increase was attributed to $0.6 million in expenses due to the inclusion of Sierra, and strategic initiatives seeking to increase Black Diamond Equipment’s brand equity and drive new product introductions.

Net loss in the third quarter was $1.6 million or $(0.05) per diluted share, compared to a net loss of $0.4 million or $(0.01) per diluted share. Net loss in the third quarter of 2017 included $2.7 million of non-cash items, $1.9 million in transaction costs and minimal restructuring charges, compared to $1.9 million of non-cash items and $0.3 million in restructuring costs in the third quarter of 2016.

Adjusted net income, which excludes the non-cash items, as well as restructuring and transaction costs, increased 72% to $2.9 million or $0.10 per diluted share, compared to adjusted net income of $1.7 million or $0.06 per diluted share in the third quarter of 2016.

Adjusted EBITDA increased 79% to $3.0 million compared to $1.7 million in the third quarter of 2016.

Due to the acquisition of Sierra and repayment of the Company’s subordinated notes, at September 30, 2017, cash and cash equivalents declined to $1.7 million compared to $94.7 million at December 31, 2016.

To help finance the acquisition of Sierra, Clarus drew down its line of credit by $27.4 million, which comprises the Company’s total debt at September 30, 2017. This compares to $21.9 million in total debt at the end of 2016.

Management Commentary

“We believe the third quarter was an important confirmation that our strategy is right on track,” said John Walbrecht, president of Clarus’ Outdoor Group. “Our focus on the core Black Diamond Equipment customer generated sales growth across all of our primary product categories, including a 17% increase in climb, driven by strong growth in the more approachable bouldering and gym segments. As anticipated, improvements in product and channel mix, the stabilization of our sourcing strategy, and lower levels of discontinued merchandise drove strong gross margin expansion.”

“We expect our brand momentum to continue into our spring 2018 selling season,” continued Walbrecht. “With the winter gym season approaching, we will continue our focus on our award-winning rock shoes and our climbing sportswear—a category where we continue to see stronger-than-expected demand. In addition, we will introduce an expanded Stretch Rainwear collection, a new belay device called the ATC Pilot, new patented trekking poles, updated harnesses, and expanded packs, sportswear and logo wear. Looking to 2018 and beyond, we have more than 30 new product initiatives in development across the more than 30 product categories Black Diamond currently offers.

“Finally, we kicked off our redeployment and diversification strategy with the acquisition of Sierra. As the only pure-play bullet brand in the world, Sierra shares our commitment to the core consumer by delivering a product backed by world-class manufacturing and quality control. These attributes have driven the financial characteristics we are seeking in our acquisition strategy—high recurring revenue and strong, durable cash flow.”

Increased 2017 Outlook

Clarus is raising its sales outlook and now anticipates fiscal year 2017 sales to grow 11%-13% to approximately $165-$168 million ($153-$158 million in prior outlook) compared to $148.2 million in 2016. This reflects an estimated $9 million sales contribution from the inclusion of Sierra. On a constant currency basis, the Company expects sales to range between $164-$167 million, or up 11%-13% compared to 2016.

The Company now expects gross margin in fiscal 2017 to increase approximately 200 basis points to around 31.5% (low end of 32.5%-33.5% in prior outlook) compared to 29.5% in 2016. On an adjusted basis, which excludes the fair value inventory step-up associated with the Sierra acquisition, gross margin is expected to increase approximately 300 basis points to around 32.5%.

Clarus now expects selling, general and administrative costs, including approximately $5.0 million of cash corporate overhead expenditures, to be approximately $54.5 million ($50.5 million in prior outlook) compared to $49.9 million in 2016. The Company continues to expect approximately $2.5 million in capital expenditures in 2017.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $172 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2017 results.

Date: Monday, November 6, 2017

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-572-7033

International dial-in number: 1-913-905-3180

Conference ID: 5337996

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 20, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 5337996

About Clarus Corporation

Clarus Corporation is a holding company which seeks opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses. Presently, through its Outdoor Group, Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and technical categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (iii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets, L.L.C.; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

Aaron Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash	$1,672	$94,738
Accounts receivable, less allowance for doubtful accounts of $411 and $399, respectively	35,414	23,232
Inventories	66,982	45,410
Prepaid and other current assets	2,416	3,480
Income tax receivable	-	85
Total current assets	106,484	166,945

Property and equipment, net	24,319	11,055
Other intangible assets, net	24,690	9,769
Indefinite lived intangible assets	41,794	22,541
Goodwill	18,156	-
Other long-term assets	350	147
Total assets	$215,793	$210,457

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$23,021	$17,740
Income tax payable	513	969
Current portion of long-term debt	-	21,898
Total current liabilities	23,534	40,607

Long-term debt, net	27,353	-
Deferred income taxes	9,169	8,966
Other long-term liabilities	222	76
Total liabilities	60,278	49,649

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,917 and 32,888 issued and 30,041 and 30,016 outstanding, respectively	3	3
Additional paid in capital	484,833	483,925
Accumulated deficit	(316,409)	(309,717)
Treasury stock, at cost	(12,415)	(12,398)
Accumulated other comprehensive loss	(497)	(1,005)
Total stockholders' equity	155,515	160,808
Total liabilities and stockholders' equity	$215,793	$210,457

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2017	September 30, 2016

Sales
Domestic sales	$21,141	$17,939
International sales	24,633	21,502
Total sales	45,774	39,441

Cost of goods sold	30,490	27,105
Gross profit	15,284	12,336

Operating expenses
Selling, general and administrative	14,431	11,483
Restructuring charge	33	282
Transaction costs	1,869	-

Total operating expenses	16,333	11,765

Operating (loss) income	(1,049)	571

Other income (expense)
Interest expense, net	(71)	(719)
Other, net	213	422

Total other income (expense), net	142	(297)

(Loss) income before income tax	(907)	274
Income tax expense	676	679
Net loss	$(1,583)	$(405)

Net loss per share:
Basic	$(0.05)	$(0.01)
Diluted	(0.05)	(0.01)

Weighted average shares outstanding:
Basic	30,017	30,063
Diluted	30,017	30,063

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2017	September 30, 2016

Sales
Domestic sales	$59,474	$54,190
International sales	58,536	52,600
Total sales	118,010	106,790

Cost of goods sold	81,388	75,155
Gross profit	36,622	31,635

Operating expenses
Selling, general and administrative	39,826	37,311
Restructuring charge	116	1,275
Transaction costs	1,869	269
Arbitration award	-	(1,967)

Total operating expenses	41,811	36,888

Operating loss	(5,189)	(5,253)

Other (expense) income
Interest expense, net	(948)	(2,142)
Other, net	435	826

Total other expense, net	(513)	(1,316)

Loss before income tax	(5,702)	(6,569)
Income tax expense	990	1,020
Net loss	$(6,692)	$(7,589)

Net loss per share:
Basic	$(0.22)	$(0.25)
Diluted	(0.22)	(0.25)

Weighted average shares outstanding:
Basic	30,015	30,525
Diluted	30,015	30,525

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2017		September 30, 2016

Gross profit as reported	$15,284
Plus inventory fair value of purchase accounting	420
Adjusted gross profit	$15,704	Gross profit as reported	$12,336

Gross margin as reported	33.4%

Adjusted gross margin	34.3%	Gross margin as reported	31.3%

NINE MONTHS ENDED

	September 30, 2017		September 30, 2016

Gross profit as reported	$36,622
Plus inventory fair value of purchase accounting	420
Adjusted gross profit	$37,042	Gross profit as reported	$31,635

Gross margin as reported	31.0%

Adjusted gross margin	31.4%	Gross margin as reported	29.6%

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
	September 30,	Per Diluted	September 30,	Per Diluted
	2017	Share	2016	Share

Net loss	$(1,583)	$(0.05)	$(405)	$(0.01)

Amortization of intangibles	648	0.02	269	0.01
Depreciation	725	0.02	529	0.02
Accretion of note discount	-	-	469	0.02
Amortization of debt issuance costs	11	0.00	-	-
Stock-based compensation	387	0.01	42	0.00
Gain from removal of accumulated translation adjustment	(68)	(0.00)	31	0.00
Inventory fair value of purchase accounting	420	0.01	-	-
Income tax expense	676	0.02	679	0.02
Cash (paid) received for income taxes	(56)	(0.00)	(167)	(0.01)

Net income before non-cash items	$1,160	$0.04	$1,447	$0.05

Restructuring charge	33	0.00	282	0.01
Transaction costs	1,869	0.06	-	-
State cash taxes on adjustments	(79)	(0.00)	(8)	(0.00)
AMT cash taxes on adjustments	(36)	(0.00)	(5)	(0.00)

Adjusted net income before non-cash items	$2,947	$0.10	$1,716	$0.06

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO NET LOSS BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME (LOSS) BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
	September 30,	Per Diluted	September 30,	Per Diluted
	2017	Share	2016	Share

Net loss	$(6,692)	$(0.22)	$(7,589)	$(0.25)

Amortization of intangibles	1,183	0.04	808	0.03
Depreciation	1,830	0.06	1,705	0.06
Accretion of note discount	833	0.03	1,358	0.04
Amortization of debt issuance costs	11	0.00	-	-
Stock-based compensation	729	0.02	193	0.01
Gain from removal of accumulated translation adjustment	(149)	(0.00)	126	0.00
Inventory fair value of purchase accounting	420	0.01	-	-
Income tax expense	990	0.03	1,020	0.03
Cash (paid) received for income taxes	(946)	(0.03)	(124)	(0.00)

Net loss before non-cash items	$(1,791)	$(0.06)	$(2,503)	$(0.08)

Restructuring charge	116	0.00	1,275	0.04
Transaction costs	1,869	0.06	269	0.01
Arbitration award	-	-	(1,967)	(0.06)
State cash taxes on adjustments	(83)	(0.00)	(44)	(0.00)
AMT cash taxes on adjustments	(38)	(0.00)	(30)	(0.00)

Adjusted net income (loss) before non-cash items	$73	$0.00	$(3,000)	$(0.10)

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2017	September 30, 2016

Net loss	$(1,583)	$(405)

Income tax expense	676	679
Other, net	(213)	(422)
Interest (income) expense, net	71	719

Operating (loss) income	(1,049)	571

Depreciation	725	529
Amortization of intangibles	648	269

EBITDA	$324	$1,369

Restructuring charge	33	282
Transaction costs	1,869	-
Inventory fair value of purchase accounting	420	-
Stock-based compensation	387	42

Adjusted EBITDA	$3,033	$1,693

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016

Net loss	$(6,692)	$(7,589)

Income tax expense	990	1,020
Other, net	(435)	(826)
Interest expense, net	948	2,142

Operating loss	(5,189)	(5,253)

Depreciation	1,830	1,705
Amortization of intangibles	1,183	808

EBITDA	$(2,176)	$(2,740)

Restructuring charge	116	1,275
Transaction costs	1,869	269
Arbitration award	-	(1,967)
Inventory fair value of purchase accounting	420	-
Stock-based compensation	729	193

Adjusted EBITDA	$958	$(2,970)

Page 13 of 13